SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GUGGENHEIM FUNDS TRUST
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

702 King Farm Boulevard, Suite 200, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value Guggenheim Enhanced Equity Income ETF	NYSE Arca, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 002-19458

Securities to be registered pursuant to Section 12 (g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.
Descriptions of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the series of Guggenheim Funds Trust (the “Trust”) listed below to be registered hereunder is set forth in Post-Effective Amendment No. 322 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 002-19458; 811-01136), as filed with the Securities and Exchange Commission on June 10, 2026, which description is incorporated herein by reference.

The series of the Trust that is registering securities, and its I.R.S. Employer Identification Numbers, are as follows:

Guggenheim Securitized Income ETF	41-3824598

Item 2.
Exhibits

  Amended and Restated Declaration of Trust dated August 27, 2020. Previously filed with Post-Effective Amendment No. 282 to Registration Statement 2-19458 (filed January 28, 2021).*
  Amended and Restated Declaration of Trust – Schedule A dated November 20, 2025. Previously filed with Post-Effective Amendment No. 316 to Registration Statement 2-19458 (filed April 27, 2026).*
  Certificate of Trust dated November 8, 2013. Previously filed with Post-Effective Amendment No. 282 to Registration Statement 2-19458 (filed January 28, 2021).*
  Amended and Restated By-Laws dated August 27, 2020. Previously filed with Post-Effective Amendment No. 282 to Registration Statement 2-19458 (filed January 28, 2021).*

* Incorporated by reference.
SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 12th day of June, 2026.

GUGGENHEIM FUNDS TRUST

By:
/s/ Amy J. Lee

Name:  Amy J. Lee

Title:    Vice President and Chief Legal Officer